Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of TuHURA Biosciences, Inc. (the “Company”) on Form 10-K for the period ending December 31, 2025 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, James A. Bianco and Dan Dearborn, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)
The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: March 31, 2026	By:	/s/ James A. Bianco
James A. Bianco
Chief Executive Officer (Principal Executive Officer)

Date: March 31, 2026	By:	/s/ Dan Dearborn
Dan Dearborn
Chief Financial Officer (Principal Financial and Accounting Officer)